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                                                                       EXHIBIT 1
                                                       GUARDIAN VOTING AMENDMENT

                                                                  EXECUTION COPY

                              CONSENT AND AMENDMENT

         WHEREAS, Cellco Partnership, a Delaware general partnership ("CELLCO"), Verizon Wireless of the East LP, a limited partnership organized under the laws of the State of Delaware ("NEW LP"), Verizon Wireless Inc., a Delaware corporation ("VWI" and, together with Cellco and New LP, the "VERIZON PARTIES") and Alexandra Farbman and Leo Farbman, by Eileen Farbman as guardian of their property (each of Alexandra Farbman and Leo Farbman, a "STOCKHOLDER") are entering into an amended and restated voting agreement as of the date hereof (the "AMENDED AND RESTATED VOTING AGREEMENT");

         WHEREAS, a Transaction Agreement among Cellco, New LP, Price Communications Corporation, a New York corporation ("PRICE PARENT"), Price Communications Cellular Inc., a Delaware corporation ("PRICE CELLULAR"), Price Communications Cellular Holdings, Inc., a Delaware corporation ("PRICE SHAREHOLDER") and Price Communications Wireless, Inc., a Delaware corporation (the "COMPANY" and, together with Price Parent, Price Cellular and Price Shareholder, the "PRICE CORPORATIONS") was executed on December 18, 2001 (the "NEW TRANSACTION AGREEMENT");

         WHEREAS, Eileen Farbman as guardian of the property of Alexandra Farbman and Leo Farbman has entered into a Voting Agreement dated as of March 30, 2001 with Robert Price (the "ORIGINAL FARBMAN FAMILY VOTING AGREEMENT");

         WHEREAS, Eileen Farbman as guardian of the property of Alexandra Farbman and Leo Farbman and Robert Price desire to amend the Original Farbman Family Voting Agreement and the proxy granted thereby so that it will not apply to any vote to approve the New Transaction Agreement and any of the transactions contemplated thereby (other than the VWI Exchange (as defined in the New Transaction Agreement)) at any meeting or meetings of the stockholders of any Price Corporation, as applicable, and at any adjournment thereof, at which such New Transaction Agreement and any transactions contemplated thereby are submitted for the consideration and vote of the stockholders of any Price Corporation, as applicable.
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         NOW, THEREFORE, the parties hereto agree as follows:

         Section 1. AMENDMENT OF ORIGINAL FARBMAN FAMILY VOTING AGREEMENT. Each of the Stockholders and Robert Price hereby amend the Original Farbman Family Voting Agreement and the proxy granted thereby to provide that it does not apply to any vote to approve the New Transaction Agreement and any of the transactions contemplated thereby (other than the VWI Exchange) at any meeting or meetings of the stockholders of any Price Corporation, as applicable, and at any adjournment thereof, at which such New Transaction Agreement and any transactions contemplated thereby are submitted for the consideration and vote of the stockholders of any Price Corporation, as applicable.

         Section 2. CONSENT TO AMENDMENT BY VWI. VWI hereby consents to the amendment of the Original Farbman Family Voting Agrement effected by Section 1 hereof.

         Section 3. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

         Section 4. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.



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         IN WITNESS WHEREOF, the parties hereto have caused this Consent and
Amendment to be duly executed as of this 7th day of February 2002.

                                      /s/
                                      ------------------------------------------
                                      Alexandra Farbman, by Eileen Farbman as
                                      guardian of her property


                                      /s/
                                      ------------------------------------------
                                      Leo Farbman, by Eileen Farbman as
                                      guardian of his property


                                      /s/
                                      ------------------------------------------
                                      Robert Price



                                      VERIZON WIRELESS INC.


                                      By: /s/
                                         ---------------------------------------
                                         Name:
                                         Title:



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